     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2000


                                                      REGISTRATION NO. 333-32556
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                                INTERLAND, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

             GEORGIA                              7389                            58-1632664
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                                                                                      H. CHRISTOPHER COVINGTON
                                                                              SENIOR VICE PRESIDENT, GENERAL COUNSEL
                 101 MARIETTA STREET, SUITE 200                                  101 MARIETTA STREET, SUITE 200
                     ATLANTA, GEORGIA 30303                                          ATLANTA, GEORGIA 30303
                         404-720-8301                                                      404-720-8301
     (Address, including zip code, and telephone number,              (Name, address, including zip code, and telephone number
including area code, of registrant's principal executive offices)              including area code, of agent for service)

                             ---------------------
                                   COPIES TO:

              DAVID A. STOCKTON, ESQ.                            JOHN D. WATSON, JR., ESQ.
              KILPATRICK STOCKTON LLP                                LATHAM & WATKINS
      1100 PEACHTREE STREET, N.E., SUITE 2800           1001 PENNSYLVANIA AVENUE, N.W., SUITE 1300
              ATLANTA, GEORGIA 30309                            WASHINGTON, D.C. 20004-2505
                   404-815-6500                                        202-637-2200

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ---------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                   ---------
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                   ---------
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING PRICE            AGGREGATE               AMOUNT OF
  SECURITIES TO BE REGISTERED(1)        REGISTERED           PER SHARE(2)         OFFERING PRICE(2)      REGISTRATION FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per
  share............................  5,750,000 shares           $14.00               $80,500,000               $21,252
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1) This Registration Statement also relates to rights to purchase shares of Series B Participating Cumulative Preferred Stock of the Registrant, no par value per share, at a cash exercise price to be determined prior to the effectiveness of this Registration Statement, subject to adjustment. The rights to purchase preferred stock will be attached to all shares of Common Stock outstanding as of, and issued subsequent to, a day prior to effectiveness of this Registration Statement pursuant to the terms of the Registrant's Shareholder Rights Agreement to be adopted prior to the effectiveness of this Registration Statement. Until the occurrence of certain events described in Shareholder Rights Agreement, the rights to purchase preferred stock are not exercisable, are evidenced by the certificate for the Common Stock and will be only transferred with the Common Stock.


(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.


(3) A fee of $30,360 was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON A DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
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


     Interland, Inc. has filed this Amendment No. 5 to Registration Statement on Form S-1 (SEC File No. 333-32556) to correct an error on the cover page of Amendment No. 3 to this registration statement in "Calculation of Registration Fee." In Amendment No. 3, the table incorrectly showed that the Proposed Maximum Aggregate Offering Price would be $70,000,000 assuming a Proposed Maximum Offering Price per share of $14.00. This table is corrected in this Amendment No. 5 to show that the Proposed Maximum Aggregate Offering Price is $80,500,000 assuming a Proposed Maximum Offering Price per share of $14.00. This table is also revised to show that the fee for this offering is $21,252, but that the Company had previously paid a fee of $30,360 in connection with its initial filing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Interland has duly caused this amendment no. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on July 19, 2000.


                       INTERLAND, INC.


                          By: /s/ Ken Gavranovic
                             ---------------------------------------------------
                             Kenneth Gavranovic, President and Chief Executive Officer


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, this amendment no. 5 to the registration statement has been signed on July 19, 2000, by the following persons in the capacities indicated.




Signature                            Position
---------                            --------


/s/ Ken Gavranovic
---------------------------------    President and Chief Executive Officer and Director
Kenneth Gavranovic                   (Principal Executive Officer)


/s/ David N. Gill
---------------------------------    Executive Vice President, Chief Financial Officer
David N. Gill                        and Director
                                     (Principal Financial and Accounting Officer)


*
---------------------------------    Director
Clyde Heintzelman


*
---------------------------------    Director
Andrew E. Jones


*
---------------------------------    Director
Gregg A. Mockenhaupt


*
---------------------------------    Director
Rahim Shah


*
---------------------------------    Director
William E. Whitmer



---------------------------------    Director
Frederick W. Field


*By: /s/ Ken Gavranovic
     ----------------------------
       as attorney-in-fact


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